Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brad Shepherd, Senior Director, Investor Relations
(617) 796-8234
www.snhreit.com
Senior Housing Properties Trust Announces Fourth Quarter and Year End 2018 Results
Fourth Quarter Net Loss Attributable to Common Shareholders of $0.50 Per Share
Fourth Quarter Normalized FFO Attributable to Common Shareholders of $0.27 Per Share

Newton, MA (March 1, 2019):  Senior Housing Properties Trust (Nasdaq: SNH) today announced its financial results for the quarter and year ended December 31, 2018.
Results for the Quarter Ended December 31, 2018:
Net loss attributable to common shareholders was $118.5 million, or $0.50 per share, for the quarter ended December 31, 2018 compared to net income attributable to common shareholders of $65.0 million, or $0.27 per diluted share, for the quarter ended December 31, 2017. The net loss attributable to common shareholders was primarily the result of: (1) unrealized losses on equity securities of $106.4 million, or $0.45 per share, which are included in earnings in accordance with new U.S. generally accepted accounting principles, or GAAP, standards effective January 1, 2018; (2) impairment charges of $61.3 million, or $0.26 per share, recognized during the quarter ended December 31, 2018; (3) dispositions since October 1, 2017; and (4) an increase in interest expense as a result of higher interest rates on SNH's debt. Net loss attributable to common shareholders was partially offset by: (1) a decrease in general and administrative expenses due to the reversal of $10.1 million, or $0.04 per share, of previously accrued business management incentive fee expense during the quarter ended December 31, 2018 and (2) acquisitions since October 1, 2017.
Normalized funds from operations attributable to common shareholders, or Normalized FFO attributable to common shareholders, were $65.1 million and $59.2 million, or $0.27 and $0.25 per diluted share, for the quarters ended December 31, 2018 and 2017, respectively.
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with GAAP to funds from operations attributable to common shareholders, or FFO attributable to common shareholders, and Normalized FFO attributable to common shareholders for the quarters ended December 31, 2018 and 2017 appear later in this press release.
Results for the Year Ended December 31, 2018:
Net income attributable to common shareholders was $286.9 million, or $1.21 per diluted share, for the year ended December 31, 2018 compared to $147.6 million, or $0.62 per diluted share, for the year ended December 31, 2017. This increase in net income attributable to common shareholders was primarily the result of: (1) $261.9 million, or $1.10 per diluted share, of net gains on the sale of properties recognized during 2018; (2) a decrease in general and administrative expenses as a result of the $40.6 million, or $0.17 per diluted share, of business management incentive fee expense recognized for the year ended December 31, 2018 as a result of SNH's total shareholder return, as defined, exceeding the returns for the SNL U.S. REIT Healthcare index by 9.6% over the applicable measurement period compared to the $55.7 million of business management incentive fee expense recognized for the year ended December 31, 2017; and (3) acquisitions since January 1, 2017. This increase in net income attributable to common shareholders was partially offset by: (1) impairment charges of $66.3 million, or $0.28 per diluted share, recognized during the year ended December 31, 2018; (2) unrealized losses on equity securities of $20.7 million, or $0.09 per diluted share, which are included in earnings in accordance with new GAAP standards effective January 1, 2018; (3) dispositions since January 1, 2017; and (4) an increase in interest expense as a result of higher interest rates applicable to SNH's debt.
Normalized FFO attributable to common shareholders were $377.3 million and $375.2 million, or $1.59 and $1.58 per diluted share, for the years ended December 31, 2018 and 2017, respectively.
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with GAAP to FFO attributable to common shareholders and Normalized FFO attributable to common shareholders for the year ended December 31, 2018 and 2017 appear later in this press release.
Portfolio Operating Results:
For the quarter ended December 31, 2018, consolidated cash basis net operating income, or Cash Basis NOI, at properties owned continuously since October 1, 2017, or same property, decreased 1.2% compared to the quarter ended December 31, 2017.
For the quarter ended December 31, 2018, 41.9% of net operating income, or NOI, came from 129 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 12.6 million leasable square feet. As of December 31, 2018, 94.5% of MOB square feet were leased compared to 95.0% as of December 31, 2017. Same property occupancy was 94.2% as of December 31, 2018 compared to 95.0% as of December 31, 2017. Same property Cash Basis NOI from MOBs increased 1.0% for the quarter ended December 31, 2018 compared to the quarter ended December 31, 2017.
For the quarter ended December 31, 2018, 42.2% of NOI came from 228 triple net leased senior living communities with 24,030 living units. The weighted average rent coverage for triple net leased senior living communities decreased to 1.08x for the 12 month period ended September 30, 2018 compared to 1.22x for the 12 month period ended September 30, 2017(1)(2). Same property Cash Basis NOI from triple net leased senior living communities was flat for the quarter ended December 31, 2018 compared to the quarter ended December 31, 2017.
For the quarter ended December 31, 2018, 13.1% of NOI came from 76 managed senior living communities with 9,766 living units. Occupancy at managed senior living communities was 85.8% for the quarter ended December 31, 2018 compared to 85.9% for the quarter ended December 31, 2017. Same property occupancy at managed senior living communities was 86.2% for the quarter ended December 31, 2018 compared to 85.9% for the quarter ended December 31, 2017. Same property average monthly rates at managed senior living communities were $4,223 for the quarter ended December 31, 2018 compared to $4,256 for the quarter ended December 31, 2017. Same property Cash Basis NOI from managed senior living communities decreased 11.8% for the quarter ended December 31, 2018 compared to the quarter ended December 31, 2017.
SNH's 10 wellness centers were 100% leased as of each of December 31, 2018 and December 31, 2017, and generated Cash Basis NOI of $4.5 million and $4.4 million for the three months ended December 31, 2018 and 2017, respectively.
Reconciliations of net income (loss) determined in accordance with GAAP to consolidated NOI, Cash Basis NOI, same property NOI and Cash Basis NOI by operating segment for the quarters ended December 31, 2018 and 2017 appear later in this press release.
_____________________________________________________________________________________________________________________________
(1) SNH reports rent coverage one quarter in arrears because operating results from tenants are usually provided to SNH three months after the end of a fiscal quarter. Operating data from triple net leased senior living communities are provided by tenants and SNH has not independently verified this information.
(2) Excludes data for periods prior to SNH's ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented.

Investment Activities:
During the quarter ended December 31, 2018, SNH invested approximately $3.7 million in improvements at its senior living communities that has generated or will generate additional rent under the terms of the applicable leases. In addition, SNH regularly makes additional investments at its MOBs and its managed senior living communities that it expects may maintain or enhance the competitive positions of those properties and may increase its operating revenue from those properties.
Disposition Activities:
In December 2018, SNH agreed to sell two MOBs located in Massachusetts for an aggregate sales price of approximately$2.1 million, excluding closing costs. SNH expects the closings of these sales to occur during the second quarter of 2019.
In February 2019, SNH sold one MOB located in Florida for a sales price of $2.9 million, excluding closing costs.
Also in February 2019, SNH agreed to sell one MOB located in Colorado for a sales price of approximately $2.6 million, excluding closing costs. SNH expects the closing of this sale to occur during the second quarter of 2019.
Conference Call:
At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss SNH's fourth quarter and full year 2018 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Friday, March 8, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10123763.
A live audio webcast of the conference call will also be available in a listen-only mode on SNH’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit SNH’s website about five minutes before the call. The archived webcast will be available for replay on SNH’s website following the call for about one week. The transcription, recording and retransmission in any way of SNH’s fourth quarter conference call are strictly prohibited without the prior written consent of SNH.
Supplemental Data:
A copy of SNH’s Fourth Quarter 2018 Supplemental Operating and Financial Data is available for download at SNH’s website, which is located at www.snhreit.com. SNH’s website is not incorporated as part of this press release.
SNH is a real estate investment trust, or REIT, that owns medical office and life science properties, senior living communities and wellness centers throughout the United States. SNH is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc., an alternative asset management company that is headquartered in Newton, MA.
Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI and Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
THIS PRESS RELEASE INCLUDES A STATEMENT THAT SNH EXPECTS THE ADDITIONAL INVESTMENTS IT REGULARLY MAKES AT ITS MOBS AND MANAGED SENIOR LIVING COMMUNITIES MAY MAINTAIN OR ENHANCE THE COMPETITIVE POSITIONS OF THOSE PROPERTIES AND MAY INCREASE ITS OPERATING REVENUE FROM THOSE PROPERTIES. HOWEVER, SNH CANNOT BE SURE THAT THE FUTURE COMPETITIVE POSITIONS OF, OR SNH'S OPERATING REVENUE FROM, THOSE PROPERTIES WILL INCREASE AS A RESULT OF THESE INVESTMENTS OR OTHERWISE. IN FACT, THE COMPETITIVE POSITIONS OF, AND SNH’S OPERATING REVENUE FROM, THOSE PROPERTIES MAY DECLINE.

•
SNH HAS AGREED TO SELL THREE MOBS FOR AN AGGREGATE SALES PRICE OF APPROXIMATELY $4.7 MILLION, EXCLUDING CLOSING COSTS. THESE SALES ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE SALES MAY NOT OCCUR, MAY BE DELAYED BEYOND THE SECOND QUARTER OF 2019 OR THEIR TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SNH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues:
Rental income	$178,680	$179,585	$700,641	$681,022
Residents fees and services	106,542	98,958	416,523	393,707
Total revenues	285,222	278,543	1,117,164	1,074,729

Expenses:
Property operating expenses	117,440	104,842	451,581	413,492
Depreciation and amortization	71,935	67,398	286,235	276,861
General and administrative (1)	657	45,813	85,885	103,694
Acquisition and certain other transaction related costs	56	255	194	403
Impairment of assets	61,273	—	66,346	5,082
Total expenses	251,361	218,308	890,241	799,532

Gain on sale of properties	—	46,055	261,916	46,055
Dividend income	923	659	2,901	2,637
Unrealized losses on equity securities(2)	(106,367)	—	(20,724)	—
Interest and other income	305	83	667	406
Interest expense	(45,506)	(40,625)	(179,287)	(165,019)
Loss on early extinguishment of debt	—	—	(22)	(7,627)
(Loss) income from continuing operations before income tax expense and equity in (losses) earnings of an investee	(116,784)	66,407	292,374	151,649
Income tax expense	(32)	(154)	(476)	(454)
Equity in (losses) earnings of an investee	(366)	75	516	608
Net (loss) income	(117,182)	66,328	292,414	151,803
Net income attributable to noncontrolling interest	(1,361)	(1,328)	(5,542)	(4,193)
Net (loss) income attributable to common shareholders	$(118,543)	$65,000	$286,872	$147,610

Weighted average common shares outstanding (basic)	237,568	237,467	237,511	237,420
Weighted average common shares outstanding (diluted)	237,573	237,475	237,546	237,452

Per common share data (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.50)	$0.27	$1.21	$0.62

(1)
General and administrative expenses include the reversal of $10,066 of previously accrued business management incentive fee expense and $33,693 of business management incentive fee expense for the three months ended December 31, 2018 and 2017, respectively, and business management incentive fee expense of $40,642 and $55,740 for the years ended December 31, 2018 and 2017, respectively.

(2)
Unrealized losses on equity securities represent the adjustment required to adjust the carrying value of SNH's investments in RMR Inc. and Five Star Senior Living Inc. (Nasdaq: FVE), or Five Star, common stock to their fair value as of the end of the period in accordance with new GAAP standards effective January 1, 2018.

SENIOR HOUSING PROPERTIES TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net (loss) income attributable to common shareholders	$(118,543)	$65,000	$286,872	$147,610
Depreciation and amortization expense	71,935	67,398	286,235	276,861
FFO attributable to noncontrolling interest	(5,300)	(5,304)	(21,200)	(16,370)
Gain on sale of properties	—	(46,055)	(261,916)	(46,055)
Impairment of assets	61,273	—	66,346	5,082
FFO attributable to common shareholders	9,365	81,039	356,337	367,128

Estimated business management incentive fees (2)	(50,708)	(22,048)	—	—
Acquisition and certain other transaction related costs	56	255	194	403
Loss on early extinguishment of debt	—	—	22	7,627
Unrealized losses on equity securities(3)	106,367	—	20,724	—
Normalized FFO attributable to common shareholders	$65,080	$59,246	$377,277	$375,158

Weighted average common shares outstanding (basic)	237,568	237,467	237,511	237,420
Weighted average common shares outstanding (diluted)	237,573	237,475	237,546	237,452

Per common share data (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.50)	$0.27	$1.21	$0.62
FFO attributable to common shareholders	$0.04	$0.34	$1.50	$1.55
Normalized FFO attributable to common shareholders	$0.27	$0.25	$1.59	$1.58
Distributions declared	$0.39	$0.39	$1.56	$1.56
(1)         SNH calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization and the difference between net income (loss) attributable to common shareholders and FFO attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO attributable to common shareholders differs from Nareit’s definition of FFO because SNH includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SNH’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and SNH excludes acquisition and certain other transaction related costs expensed under GAAP such as legal and professional fees associated with SNH's acquisition and disposition activities, gains or losses on early extinguishment of debt, if any, unrealized gains or losses on equity securities, net, if any, and Normalized FFO, net of FFO, from noncontrolling interest, if any. SNH considers FFO attributable to common shareholders and Normalized FFO attributable to common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. SNH believes that FFO attributable to common shareholders and Normalized FFO attributable to common shareholders provide useful information to investors, because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, FFO attributable to common shareholders and Normalized FFO attributable to common shareholders may facilitate a comparison of SNH's operating performance between periods and with other REITs. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance and SNH’s expected needs for and availability of cash to pay its obligations. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of SNH’s operating performance or as measures of SNH’s liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in SNH’s consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SNH does.
(2)        Incentive fees under SNH’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in SNH’s consolidated statements of income. In calculating net income (loss) attributable to common shareholders in accordance with GAAP, SNH recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although SNH recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss) attributable to common shareholders, SNH does not include these amounts in the calculation of Normalized FFO attributable to common shareholders until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Normalized FFO attributable to common shareholders includes business management incentive fee expense of $40,642 and $55,740 for the three months and years ended December 31, 2018 and 2017, respectively.

(3)
Unrealized losses on equity securities represent the adjustment required to adjust the carrying value of SNH's investments in RMR Inc. and Five Star common stock to their fair value as of the end of the period in accordance with new GAAP standards effective January 1, 2018.

SENIOR HOUSING PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$178,680	$179,585	$700,641	$681,022
Residents fees and services	106,542	98,958	416,523	393,707
Total revenues	285,222	278,543	1,117,164	1,074,729
Property operating expenses	(117,440)	(104,842)	(451,581)	(413,492)
Property net operating income (NOI):	167,782	173,701	665,583	661,237
Non-cash straight line rent adjustments	(1,720)	(3,473)	(10,227)	(13,958)
Lease value amortization	(1,497)	(1,386)	(5,787)	(5,349)
Non-cash amortization included in property operating expenses(2)	(200)	(200)	(797)	(798)
Cash Basis NOI	$164,365	$168,642	$648,772	$641,132

Reconciliation of Net (Loss) Income to Cash Basis NOI:
Net (loss) income	$(117,182)	$66,328	$292,414	$151,803

Equity in losses (earnings) of an investee	366	(75)	(516)	(608)
Income tax expense	32	154	476	454
Loss on early extinguishment of debt	—	—	22	7,627
Interest expense	45,506	40,625	179,287	165,019
Interest and other income	(305)	(83)	(667)	(406)
Unrealized losses on equity securities	106,367	—	20,724	—
Dividend income	(923)	(659)	(2,901)	(2,637)
Gain on sale of properties	—	(46,055)	(261,916)	(46,055)
Impairment of assets	61,273	—	66,346	5,082
Acquisition and certain other transaction related costs	56	255	194	403
General and administrative expense	657	45,813	85,885	103,694
Depreciation and amortization expense	71,935	67,398	286,235	276,861
Property NOI	167,782	173,701	665,583	661,237

Non-cash amortization included in property operating expenses(2)	(200)	(200)	(797)	(798)
Lease value amortization	(1,497)	(1,386)	(5,787)	(5,349)
Non-cash straight line rent adjustments	(1,720)	(3,473)	(10,227)	(13,958)
Cash Basis NOI	$164,365	$168,642	$648,772	$641,132
(1)        The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above.  SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that SNH records as depreciation and amortization. SNH defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. SNH calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. SNH considers NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to be appropriate supplemental measures to net income (loss) and net income (loss) attributable to common shareholders because they may help both investors and management to understand the operations of SNH’s properties. SNH uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance, and SNH believes that NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of SNH’s operating performance or as measures of SNH’s liquidity.  These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in SNH’s consolidated statements of income. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than SNH does.
(2)       SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended December 31, 2018					For the Three Months Ended December 31, 2017
Calculation of NOI and Cash Basis NOI:	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total
Rental income / residents fees and services	$103,316	$70,886	$106,542	$4,478	$285,222	$96,714	$78,301	$98,958	$4,570	$278,543
Property operating expenses	(32,959)	—	(84,481)	—	(117,440)	(28,950)	—	(75,892)	—	(104,842)
Property net operating income (NOI)	$70,357	$70,886	$22,061	$4,478	$167,782	$67,764	$78,301	$23,066	$4,570	$173,701
NOI change	3.8%	(9.5)%	(4.4)%	(2.0)%	(3.4)%

Property NOI	$70,357	$70,886	$22,061	$4,478	$167,782	$67,764	$78,301	$23,066	$4,570	$173,701
Less:
Non-cash straight line rent adjustments	1,703	130	—	(113)	1,720	2,577	759	—	137	3,473
Lease value amortization	1,442	—	—	55	1,497	1,331	—	—	55	1,386
Non-cash amortization included in property operating expenses (3)	200	—	—	—	200	200	—	—	—	200
Cash Basis NOI	$67,012	$70,756	$22,061	$4,536	$164,365	$63,656	$77,542	$23,066	$4,378	$168,642
Cash Basis NOI change	5.3%	(8.8)%	(4.4)%	3.6%	(2.5)%

Reconciliation of NOI to Same Property NOI:
Property NOI	$70,357	$70,886	$22,061	$4,478	$167,782	$67,764	$78,301	$23,066	$4,570	$173,701
Less:
NOI not included in same property	4,390	264	1,734	—	6,388	1,482	7,166	29	—	8,677
Same property NOI (4)	$65,967	$70,622	$20,327	$4,478	$161,394	$66,282	$71,135	$23,037	$4,570	$165,024
Same property NOI change	(0.5)%	(0.7)%	(11.8)%	(2.0)%	(2.2)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$65,967	$70,622	$20,327	$4,478	$161,394	$66,282	$71,135	$23,037	$4,570	$165,024
Less:
Non-cash straight line rent adjustments	1,390	103	—	(113)	1,380	2,507	621	—	137	3,265
Lease value amortization	1,505	—	—	55	1,560	1,331	—	—	55	1,386
Non-cash amortization included in property operating expenses (3)	199	—	—	—	199	199	—	—	—	199
Same property cash basis NOI (4)	$62,873	$70,519	$20,327	$4,536	$158,255	$62,245	$70,514	$23,037	$4,378	$160,174
Same property cash basis NOI change	1.0%	0.0%	(11.8)%	3.6%	(1.2)%

(1)
See above for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount. For a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures, please see footnote 1 to the table included on page 7.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since October 1, 2017 and includes SNH's MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Year Ended December 31, 2018					For the Year Ended December 31, 2017
Calculation of NOI and Cash Basis NOI:	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total
Rental income / residents fees and services	$412,813	$269,512	$416,523	$18,316	$1,117,164	$382,127	$280,641	$393,707	$18,254	$1,074,729
Property operating expenses	(127,732)	—	(323,849)	—	(451,581)	(112,930)	—	(300,562)	—	(413,492)
Property net operating income (NOI)	$285,081	$269,512	$92,674	$18,316	$665,583	$269,197	$280,641	$93,145	$18,254	$661,237
NOI change	5.9%	(4.0)%	(0.5)%	0.3%	0.7%

Property NOI	$285,081	$269,512	$92,674	$18,316	$665,583	$269,197	$280,641	$93,145	$18,254	$661,237
Less:
Non-cash straight line rent adjustments	8,189	1,851	—	187	10,227	10,346	3,063	—	549	13,958
Lease value amortization	5,566	—	—	221	5,787	5,128	—	—	221	5,349
Non-cash amortization included in property operating expenses (3)	797	—	—	—	797	798	—	—	—	798
Cash Basis NOI	$270,529	$267,661	$92,674	$17,908	$648,772	$252,925	$277,578	$93,145	$17,484	$641,132
Cash Basis NOI change	7.0%	(3.6)%	(0.5)%	2.4%	1.2%

Reconciliation of NOI to Same Property NOI:
Property NOI	$285,081	$269,512	$92,674	$18,316	$665,583	$269,197	$280,641	$93,145	$18,254	$661,237
Less:
NOI not included in same property	20,291	7,995	5,801	—	34,087	3,816	21,713	(110)	—	25,419
Same property NOI (4)	$264,790	$261,517	$86,873	$18,316	$631,496	$265,381	$258,928	$93,255	$18,254	$635,818
Same property NOI change	(0.2)%	1.0%	(6.8)%	0.3%	(0.7)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$264,790	$261,517	$86,873	$18,316	$631,496	$265,381	$258,928	$93,255	$18,254	$635,818
Less:
Non-cash straight line rent adjustments	6,921	1,561	—	187	8,669	10,153	2,516	—	549	13,218
Lease value amortization	5,806	—	—	221	6,027	5,141	—	—	221	5,362
Non-cash amortization included in property operating expenses (3)	796	—	—	—	796	796	—	—	—	796
Same property cash basis NOI (4)	$251,267	$259,956	$86,873	$17,908	$616,004	$249,291	$256,412	$93,255	$17,484	$616,442
Same property cash basis NOI change	0.8%	1.4%	(6.8)%	2.4%	(0.1)%

(1)
See above for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount. For a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures, please see footnote 1 to the table included on page 7.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2017 and includes SNH's MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Real estate properties	$7,876,300	$7,824,763
Accumulated depreciation	(1,534,392)	(1,454,477)
	6,341,908	6,370,286

Cash and cash equivalents	54,976	31,238
Restricted cash	15,095	16,083
Acquired real estate leases and other intangible assets, net	419,244	472,265
Other assets, net	329,203	404,147
Total assets	$7,160,426	$7,294,019

LIABILITIES AND EQUITY
Unsecured revolving credit facility	$139,000	$596,000
Unsecured term loans, net	548,286	547,460
Senior unsecured notes, net	2,216,945	1,725,662
Secured debt and capital leases, net	744,186	805,404
Accrued interest	26,182	17,987
Assumed real estate lease obligations, net	86,304	96,018
Other liabilities	219,653	228,300
Total liabilities	3,980,556	4,016,831

Total equity	3,179,870	3,277,188
Total liabilities and equity	$7,160,426	$7,294,019

(END)